Exhibit 4.2

SECOND AMENDMENT

SECOND AMENDMENT (this “Amendment”), dated as of August 18, 2006, to the Credit Agreement, dated as of April 7, 2004 (as amended, supplemented, waived or otherwise modified prior to the date hereof, the “Credit Agreement”), among VWR INTERNATIONAL, INC. (as successor in interest to CDRV Acquisition Corporation) (the “Parent Borrower”), the Foreign Subsidiary Borrowers from time to time parties to the Credit Agreement, the lenders from time to time party to the Credit Agreement (each a “Lender” and, collectively, the “Lenders”), DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent (in such capacity, the “Administrative Agent”), CITICORP NORTH AMERICA, INC., as Syndication Agent, and BANK OF AMERICA, N.A., BNP PARIBAS, and BARCLAYS BANK PLC, as Documentation Agents.  Unless otherwise defined herein, all capitalized terms used herein and defined in the Credit Agreement referred to below are used herein as therein defined.

W I T N E S S E T H :

WHEREAS, the Parent Borrower, the Lenders and the Administrative Agent have entered into the Credit Agreement; and

WHEREAS, subject to the terms and conditions set forth below, the parties hereto wish to amend certain provisions of the Credit Agreement as provided herein;

NOW, THEREFORE, it is agreed;

A.                                   Amendments to the Credit Agreement

1.             Section 1.1 of the Credit Agreement is hereby amended by inserting the following new definitions in the appropriate alphabetical order:

““Second Amendment”: the Second Amendment to this Agreement, dated as of August ___, 2006, among the Parent Borrower, the Lenders and the Administrative Agent.

“Second Amendment Effective Date”: as defined in the Second Amendment.”

2.             Section 8.10(b) of the Credit Agreement is hereby amended by (x) deleting clause (iii) in its entirety and (y) inserting the following new clause (iii) in lieu thereof:

“(iii)        cash and other property (excluding cash and other property covered under clauses (i), (ii) and (iv) of this subsection 8.10(b)) and Indebtedness (whether incurred or assumed) in an aggregate amount which, when aggregated with all other amounts of cash and such other property paid for acquisitions, and Indebtedness incurred or assumed, in each case in reliance on this clause (iii), does not exceed in the aggregate (x) with respect to acquisitions made prior to the Second Amendment Effective Date, $60,000,000 and (y) with respect to acquisitions made on or after the Second Amendment Effective Date, $60,000,000; provided that such amount in the immediately preceding clause (y) shall be increased by an amount equal to $5,000,000 on each anniversary of the Closing Date following the Second Amendment Effective Date, so long as no Default or Event of Default shall have occurred and be continuing on any date on which such amount is to be increased; and/or”

B.                                     Miscellaneous Provisions

1.             In order to induce the Lenders to enter into this Amendment, the Parent Borrower hereby represents and warrants to each of the Lenders that (i) all of the representations and warranties contained in the Credit Agreement and in the other Loan Documents are true and correct in all material respects on and as of the Second Amendment Effective Date, after giving effect to this Amendment (unless such representations and warranties relate to a specific earlier date, in which case such representations and warranties shall be true and correct as of such earlier date), and (ii) there exists no Default or Event of Default on the Second Amendment Effective Date, after giving effect to this Amendment.

2.             This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement, the Guarantee and Collateral Agreement or any other Loan Document.

3.             This Amendment may be executed in any number of counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.  A complete set of counterparts executed by all the parties hereto shall be lodged with the Parent Borrower and the Administrative Agent.

4.             THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

5.             This Amendment shall become effective on the date (the “Second Amendment Effective Date”) when the Parent Borrower and the Required Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (which delivery may be by way of telecopier or other electronic means) the same to the Administrative Agent.

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6.             From and after the Second Amendment Effective Date, all references in the Credit Agreement and in the other Loan Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as modified hereby.

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IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed and delivered as of the date first above written.

VWR INTERNATIONAL, INC.

By:	/s/ Scott G. Smith
	Name:	Scott G. Smith
	Title:	Vice President & Corporate Treasurer

DEUTSCHE BANK AG NEW YORK BRANCH:

By:	DB Services New Jersey, Inc.

By:	/s/ Deirdre Whorton
	Name:	Deirdre Whorton
	Title:	Assistant Vice President

By:	/s/ Deborah O’Keeffe
	Name:	Deborah O’Keeffe
	Title:	Vice President

BANK OF AMERICA, N.A.

By:	/s/ Alysa Trakas
	Name:	Alysa Trakas
	Title:	Vice President

BNP PARIBAS

By:	/s/ Gregg Bonardi
	Name:	Gregg Bonardi
	Title:	Director

By:	/s/ Ola Anderssen
	Name:	Ola Anderssen
	Title:	Director

BARCLAYS BANK PLC

By:	/s/ David Barton
	Name:	David Barton
	Title:	Associate Director

CITICORP NORTH AMERICA, INC.

By:	/s/ C.P. Mahon
	Name:	C.P. Mahon
	Title:	Vice President